P/E CAPITAL DAO LLC
FINANCIAL STATEMENT
FISCAL YEARS 20252026
(As of May 2026)

1. STATEMENT OF SEED FUNDING
*EMRL.D Seeding Revenue
2025 = USD 194,075.00
2026 = USD 80,500.00

*P/E Capital Investments (Placement)
2025 = USD 100,000.00

*Gross Revenue
2025 = USD 294,075.00
2026 = USD 80,500.00

2. STATEMENT OF DEVELOPMENT & OPERATING EXPENSES
Expense Category
*Direct Project Funding
2025 = USD 3,000.00
2026 = USD 93,288.93

*PHL Development Operations
2025 = USD 41,780.00
2026 = USD 8,115.00

*AIX Operating Expenses
2025 = USD 4,178.27
2026 = USD 1,375.07

*Software / Others
2025 = USD 1,739.85
2026 = USD 1,873.82

*Structuring Fees
2025 = USD 15,854.10
2026 = USD 15,044.50

*Promotions & Road Show
2025 = USD 13,951.30
2026 = USD 8,143.24

*AIX Development Reimbursement
2025 = USD 160,000.00

*Total Expenses
2025 = USD 240,503.52
2026 = USD 127,840.56

3. NET PROCEEDS
*2025 Net Proceeds = USD 53,571.48
*2026 Net Loss = USD (47,340.56)

4. CASH & RECEIVABLES POSITION
*Net Cash = USD 6,230.92
*Receivables = USD 23,600.00
*Total Current Assets = USD 29,830.92

5. STATEMENT OF FINANCIAL POSITION (BALANCE SHEET)
Assets
*Cash on Hand = USD 6,230.92
*Accounts Receivable = USD 23,600.00
*Total Current Assets = USD 29,830.92

Liabilities & Members Equity
*Accumulated Net Deficit = USD (47,340.56)
*Members Equity = USD 77,171.48
*Total Liabilities & Equity = USD 29,830.92

6. STATEMENT OF OPERATIONS (For Fiscal Years Ended December 31, 2025 and 2026) Revenue / Funding Activities
*EMRL.D Seeding Revenue
2025 = USD 194,075.00
2026 = USD 80,500.00

*P/E Capital Investments (Placement)
2025 = USD 100,000.00

*Gross Revenue
2025 = USD 294,075.00
2026 = USD 80,500.00

7. OPERATING EXPENSES
*Direct Project Funding
2025 = USD 3,000.00
2026 = USD 93,288.93

*Development Operations
2025 = USD 41,780.00
2026 = USD 8,115.00

*AIX Operating Expenses
2025 = USD 4,178.27
2026 = USD 1,375.07

*Software & Other Expenses
2025 = USD 1,739.85
2026 = USD 1,873.82

*Structuring Fees
2025 = USD 15,854.10
2026 = USD 15,044.50

*Promotions / Road Show
2025 = USD 13,951.30
2026 = USD 8,143.24

*AIX Development Reimbursement
2025 = USD 160,000.00

*Total Operating Expenses
2025 = USD 240,503.52
2026 = USD 127,840.56

8. STATEMENT OF CASH FLOWS (For Fiscal Years Ended December 31, 2025 and 2026)

*Cash Flows from Operating Activities
Net Proceeds (2025) = USD 53,571.48
Net Loss (2026) = USD(47,340.56)
Net Cash Position = USD 6,230.92

*Ending Cash Balance
Ending Cash on Hand = USD 6,230.92

9. STATEMENT OF CHANGES IN MEMBERS EQUITY
*Beginning Members Equity = USD 0
*Net Income 2025 = USD 53,571.48
*Net Loss 2026 = USD (47,340.56)
*Cumulative Members Equity = USD 6,230.92

10. NOTES TO FINANCIAL STATEMENTS

*Note 1 Nature of Operations
P/E Capital DAO LLC is engaged in blockchain infrastructure development, tokenized real-world asset (RWA) operations, digital asset syndication, decentralized finance ecosystem development, and tokenized investment activities involving EMRL.D and related digital assets.

*Note 2 Basis of Presentation
These financial statements were reconstructed from internally maintained accounting records, management schedules, and project funding summaries provided by management.

*Note 3 Revenue Recognition
Revenue from token funding and placement activities is recognized upon receipt of consideration or establishment of enforceable contractual participation rights.

*Note 4 Digital Assets
The Company participates in digital asset and blockchain-based activities involving EMRL.D and related tokenized ecosystems. Such assets may be subject to significant market volatility and evolving regulatory treatment.

*Note 5 Use of Estimates
Management utilizes estimates and assumptions in preparing financial information, including valuation of receivables, project obligations, operating expenses, and token-related activities.

*Note 6 Concentration of Risk
Operations remain materially dependent upon:
* digital asset market liquidity,
* investor participation,
* exchange accessibility,
* blockchain infrastructure,
* and evolving regulatory frameworks affecting tokenized securities and RWAs.

*Note 7 Related Party Transactions
The Company conducts transactions with founders, project contributors, affiliated entities, strategic participants, and management personnel supporting token development, operational funding, and project expansion activities.